                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ]      Preliminary Proxy Statement         [ ]      Confidential, for Use of
                                                      the Commission Only (as
[X]      Definitive Proxy Statement                   permitted by Rule
[ ]      Definitive Additional Materials              14a-6(e)(2))
[ ]      Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12

                                   SLI, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                                   SLI, INC.
                               500 CHAPMAN STREET
                          CANTON, MASSACHUSETTS, 02021

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 20, 2002

                                 -------------

TO THE SHAREHOLDERS OF SLI, INC.:

         The Annual Meeting of Shareholders of SLI, Inc. (the "Company") will be held at Four Points Sheraton Hotel, 1125 Boston-Providence Turnpike, Norwood, Massachusetts 02062 on June 20, 2002, at 11:00 a.m. (the "Meeting") for the following purposes:

         1. To elect six directors to hold office until the 2003 Annual Meeting of Shareholders and until their successors have been elected and qualified;

         2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Shareholders of record as of the close of business on April 26, 2002, will be entitled to vote at the Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this notice.


                           By Order of the Board of Directors,


                           /s/ Stephen N. Cummings
                           ------------------------------
                           Stephen N. Cummings, Secretary


Dated:  May 17, 2002
        Canton, Massachusetts


         THE BOARD OF DIRECTORS IS SOLICITING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE ENCLOSED PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                                   SLI, INC.
                               500 CHAPMAN STREET
                          CANTON, MASSACHUSETTS 02021

                                 --------------

                                PROXY STATEMENT

         Introduction. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SLI, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at Four Points Sheraton Hotel, 1125 Boston-Providence Turnpike, Norwood, Massachusetts 02062, on June 20, 2002, at 11:00 a.m., or any adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed Annual Report to Shareholders for the Company's fiscal year ended December 30, 2001 are being mailed to shareholders on or about May 17, 2002.

         Solicitation. The entire cost of preparing, assembling, and mailing this proxy material will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing certain beneficial owners of shares for their reasonable expenses in sending proxy material to and obtaining proxies from such beneficial owners.

         Revocation. A proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by appearing at the Meeting and voting in person, or by returning a later dated proxy in the form enclosed.

         Quorum and Voting. Shareholders of record as of the close of business on April 26, 2002 will be entitled to vote at the Meeting. As of such record date, there were issued and outstanding and entitled to vote 33,404,933 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

         Tabulation of Votes. Election of each director nominee will be by the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting. The Company will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting.

         If the enclosed proxy is properly executed and returned prior to or at the Meeting, and is not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting as specified in the proxy by the persons designated therein. If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted "FOR" the election of the nominees as directors, and in accordance with the judgment of the person or persons voting such proxies with respect to such other matters, if any, as may properly come before the Meeting.

         The Board of Directors does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgment.

                             ELECTION OF DIRECTORS

         The Board of Directors currently consists of six (6) members. It is proposed that the shareholders re-elect the present six directors, each of whom is a nominee: Frank M. Ward, John A. Booker, Donald S. Dewsnap, M. Barrington Hare, Frederick B. Howard, and Fredric C. Kundahl. The term of each director elected will be until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. It is intended that the proxies will be voted for the nominees listed above and cannot be voted for more than six nominees. Each nominee is at present available for election, but if any nominee should become unavailable, the persons voting the accompanying proxy may, at their discretion, vote for a substitute.

         Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of these six nominees to be directors of the Company until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified. The affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting by proxy is required for the election of these nominees as directors.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

                        INFORMATION REGARDING DIRECTORS


                                                YEAR FIRST
                                                  BECAME          POSITIONS AND OFFICES
NAME                                   AGE       DIRECTOR            WITH THE COMPANY
------------------------------------------------------------------------------------------------------------------------------

Frank M. Ward (a)(b)                   58          1992           President, Chief Executive Officer and Chairman of the Board
M. Barrington Hare                     63          1998           Former President SLI Miniature Lighting, Europe and Director
John A. Booker(c)                      62          2001           Director
Donald S. Dewsnap(b)(c)                67          1995           Director
Frederick B. Howard(b)                 66          1998           Director
Fredric C. Kundahl(c)                  64          2001           Director

---------

(a)      Member of the Special Option Committee.

(b)      Member of the Compensation Committee and Stock Option Committee.

(c)      Member of the Audit Committee

BACKGROUND OF DIRECTORS

         FRANK M. WARD has served as President and Chief Executive Officer and Director of the Company and its predecessor, Xenell Corporation, since 1985. Mr. Ward received a Bachelor of Science degree in Electrical Engineering from Northeastern University and has completed postgraduate studies in physics and metallurgy.

         M. BARRINGTON HARE is the former President of SLI Miniature Lighting-Europe, a division formed by the amalgamation of Alba (Germany), Socop (France) and VCH (United Kingdom), subsidiaries of the Company. Mr. Hare was a Director and Chief Executive Officer of VCH at the date of acquisition, having headed the management buy-out of the USA and UK lamp interests of General

Instrument Corporation in 1987. Mr. Hare retired from the Company on March 1, 2002. Prior to that date he served for 13 years as General Manager and Vice President of the General Instrument Lamp Division responsible for the USA and UK businesses. Prior thereto he was involved in various financial roles in diverse businesses both in Germany and the UK. Mr. Hare is a Fellow of the UK Association of Certified Accountants and a past member of the Institute of Taxation.

         JOHN A. BOOKER has been the President of JAB Investments (International), an international professional consulting firm, since 1987. Mr. Booker is a professional consultant and chairman working within a range of business sectors internationally, which require hands on restructuring, support and direction. For two years, he was Chairman of Chicago Miniature Lamp, Inc. until the time of its sale to the Company in 1992. He was also chairman of VCH (United Kingdom) from 1991 to 1995. Mr. Booker studied Mechanical Engineering in the Royal Navy and holds a Masters of Business Administration degree from Wright State University, Ohio.

         DONALD S. DEWSNAP has been Chairman of Norlico Corp., a supplier of engineered chemical dispense systems to industrial users, since 1977. Prior thereto he was involved in industrial research at Arthur D. Little Corp. and spent fourteen years with GTE Sylvania Lighting Division in various product marketing, management and sales engineering positions. Mr. Dewsnap holds a Bachelor of Arts degree from Merrimack College.

         FREDERICK B. HOWARD had been, until his initial retirement in June 1997, Vice President and General Manager of Electronic Control Systems, a division of Osram Sylvania Inc., since its formation in June 1996. From 1994 until 1996, he was Vice President and General Manager of Osram Sylvania Glass Technologies. Other positions held during his 35-year tenure with GTE Sylvania include Vice President of marketing for the Sylvania Lighting Division - U.S., Vice President of Lighting Special Products, and Vice President, Latin America, for International Lighting. Mr. Howard was appointed Executive Vice President of the Company in September 1998 and served in this capacity until his retirement in September 2000. Mr. Howard holds a B.A. degree in economics from Babson College.

         FREDRIC C. KUNDAHL is the President of Sorenson Lighted Controls Inc., and Executive Vice President of Wes-Garde Components Group, Inc. He has been associated with these companies for over 33 years. Wes-Garde was ranked 29th in the 2001 listing of the top 50 Electronic Distributors as compiled by EBN. Mr. Kundahl studied business administration at the University of Hartford.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held 4 meetings during the year ended December 30, 2001. The current standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Stock Option Committee, and the Special Option Committee. The Audit Committee met 2 times during the year ended December 30, 2001 and the Compensation Committee met once. All directors attended at least 75% of the meetings held during the year ended December 30, 2001.

         The members of the Audit Committee are John A. Booker, Donald S. Dewsnap and Fredric C. Kundahl. The Audit Committee has general responsibility for accounting and audit activities of the Company and its subsidiaries. The Audit Committee annually reviews the qualifications of the independent certified public accountants, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and approves their non-audit services and related fees. The Audit Committee meets periodically with management and with the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The members of the Compensation Committee and the Stock Option Committee are Frank M. Ward, Donald S. Dewsnap and Frederick B. Howard. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all executive officers of the Company. The Stock Option Committee administers the Company's Incentive and Non-Statutory Stock Option Plan (the "Stock Option Plan") and recommends grants of the specific options under the Stock Option Plan. The Special 1997 Stock Option Plan (the "Special Option Plan") is administered by a separate committee with the right to make grants of options under the Special Option Plan (the "Special Option Committee"). Currently, the Special Option Committee consists of Frank Ward only, with authority from the Board to grant options only with respect to the employees of SLI, B.V. and its subsidiaries.

                           COMPENSATION OF DIRECTORS

         The Company currently pays its non-employee and non-affiliated directors an annual fee of $15,000 for attendance at meetings of the Board of Directors or committees thereof. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties. In addition, 25,000 shares of Common Stock were granted as stock options at the current market price (as of June 5, 2001) for the existing directors. Options granted are exercisable over five years in equal installments of 5,000 shares per year.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Ward, President, Chief Executive Officer and Chairman of the Board is a member of the Compensation Committee. Mr. Howard was appointed Executive Vice President of the Company in September 1998 and served in this capacity until his retirement in September of 2000. Mr. Dewsnap is a member of the Compensation Committee and is not a present or former officer or employee of the Company or any of its subsidiaries. During fiscal 2001, no executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Company's Compensation Committee.

          REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

         The following report of the Compensation Committee and the Board of Directors regarding compensation of the Company's executive officers, including the Chief Executive Officer, is made pursuant to the Rules of the Securities and Exchange Commission.

COMPENSATION COMMITTEE ROLE

         Since its formation, the Committee has been responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Committee is also responsible for overseeing other forms of compensation and benefits to other senior officers. The Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

COMPENSATION PHILOSOPHY

         The compensation philosophy for executive officers conforms to the compensation philosophy of the Company generally for all employees. The Company's compensation is designed to:

         - provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

         - provide compensation which relates to performance of the individual and is based upon individual performance;

         - provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

         - provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program is comprised of base salary, cash bonuses based upon individual performance and long-term incentive compensation in the form of stock options under the Stock Option Plan, which options are recommended by the Stock Option Committee. In addition, the Company's executive officers receive various other benefits, including medical benefits, which are generally available to the employees of the Company.

BASE SALARY AND BONUS AWARDS

         The Committee reviews the salaries of the executive officers of the Company annually. The Committee makes salary decisions about the executive officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries are competitively set relative to companies with similar businesses to that of the Company. Second, the Committee considered the performance of the individual executive officer with respect to the areas under his responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the Committee considered the Company's financial condition and its ability to absorb any increases in salaries.

         Due to the Company's financial conditions and results of operations for the year ended December 30, 2001, the Board of Directors, which includes the Compensation Committee, reviewed the compensation arrangements of its executive officers including the Company's Chief Executive Officer. The Board was of the opinion that in order to retain its executive officers, the Company should enter into, or modify where applicable, the employment contracts with such persons. The terms of such contracts are set forth below. In arriving at such terms, the Board believes that the base salaries provided to the executive officers are generally comparable to base salaries for persons holding comparable positions at other companies within the lighting industry and other companies of comparable size and the severance/termination benefits are fair and reasonable under the circumstances.

         The Board, having recognized that Mr. Frank Ward's earlier contract had expired, caused the Company on April 12, 2002, to enter into a three-year employment agreement with Mr. Ward, (modified on May 15, 2002) to serve as the Chairman and CEO of the Company, which provides for a base compensation of $600,000 for each of the three years, with an annual bonus at the discretion of the Board not to exceed 50% of his base salary ($300,000). If Mr. Ward's employment is terminated without cause, or if Mr. Ward terminates his contract for good reason, then he shall be entitled to receive as a severance/termination a lump-sum payment equal to 300% of his base salary ($1,800,000), plus COBRA payments for the remainder of the term of employment. The Board concluded that the severance/termination benefits are fair and reasonable under the circumstances, especially acknowledging that Mr. Ward had previously voluntarily reduced his salary from $1,000,000 to $600,000.

         On April 12, 2002, the Company entered into a two-year employment contract with Mr. Paul Flynn, (modified on May 15, 2002) to serve as the Executive Vice President of the Company's Miniature Lighting subsidiaries, at a base salary of $250,000 per year, with an annual discretionary bonus not to exceed 50% of his base salary ($125,000). If Mr. Flynn's employment is terminated without cause or if Mr. Flynn terminates his employment for good reason, then he shall be entitled to receive as severance/termination a lump-sum payment equal to 200% of his base salary ($500,000).

         On November 12, 2001, the Company entered into a two-year employment contract with Mr. Robert Mancini, (modified on May 15, 2002) to serve as the Chief Financial Officer of the Company at a base salary of $210,000 per year, with an annual discretionary bonus not to exceed 50% of his base salary ($105,000). If Mr. Mancini's employment is terminated without cause, or if he terminates his employment for good reason, he is entitled to receive a lump-sum payment equal to 200% of his base salary ($420,000).

         Effective November 1, 2001, the Company entered into a one-year employment agreement with Per Langholz, to serve as the President of SLI Europe and Australasia with a base salary of $262,500 per year. If Mr. Langholz's employment is terminated without cause, then he shall be entitled to receive severance/termination payments, computed and based on German law.

         The severance provisions of the employment agreements with Messrs. Ward, Flynn and Mancini provide that if the employee is terminated without cause, all outstanding stock options become fully vested and exercisable. Under the employment agreements, "good reason" includes a plan of merger, reorganization, liquidation, bankruptcy or dissolution in which the Company does not survive, or a material diminution in position or responsibility. The agreements further provide that the severance/termination benefit is triggered only in the event the survivor or purchaser, as the case may be, does not retain the services of the employee on terms at least as favorable as those set forth in his employment agreement. The employment agreements contain a confidentiality and non-competition provision. They also provide for health benefits, a leased automobile, and an expense allowance, except Mr. Ward's employment agreement, which does not contain a provision for an automobile.

STOCK OPTION AWARDS

         The Company maintains the Stock Option Plan, which is designed to align executive officers' and shareholders' interests in the enhancement of shareholder value. Stock options are granted upon the recommendation of the Stock Option Committee with the approval of the disinterested members of the Board. Executive officers and others are eligible to receive options under the Stock Option Plan. The Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the Company, including executive officers, as part of their overall compensation package, are eligible for participation in the Stock Option Plan, whereby they are granted options generally exercisable at no less than fair market value on the date of grant. Because no benefit is generally received unless the Company's stock price performs favorably, awards under the Stock Option Plan are intended to provide incentives for executive officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

         The stock option grants are principally based on overall consolidated results of the Company, achievement of Company objectives, individual performance, including managerial effectiveness, initiative and team work, and are in such amounts that reflect what the Stock Option Committee believes are necessary to attract, retain and motivate senior management and other key employees. The members of the Stock Option Committee and the Compensation Committee are the same, and stock option awards are considered in the package of the key employees. The Committee believes that stock option awards are rewards for past growth and the incentive for continued growth.

         COMPENSATION COMMITTEE              BOARD OF DIRECTORS

         Frank M. Ward                       Frank M. Ward
         Donald S. Dewsnap                   John A. Booker
         Frederick B. Howard                 Donald S. Dewsnap
                                             M. Barrington Hare
                                             Frederick B. Howard
                                             Fredric C. Kundahl

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             AUDIT COMMITTEE REPORT

         Management is responsible for the Company's internal controls and the financial reporting process. Ernst & Young, the Company's independent auditor, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee reviewed and discussed the audited financial statements with both Company management and Ernst & Young. Specifically, the Audit Committee has discussed with Ernst & Young matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

         The Audit committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young the issue of its independence from the Company.

         Based on the Audit Committee's review of the audited financial statements and its discussions with both management and Ernst & Young noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

         The Company paid Ernst & Young $606,663 in aggregate fees for professional services rendered for the audit of the Company's fiscal year 2001 annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q. In addition, the Company paid Ernst & Young $1.4 million for other services consisting primarily of fees for income tax service, statutory audits, business acquisition due diligence, internal audit services and benefit plan audits.

                                AUDIT COMMITTEE

                                 John A. Booker
                               Donald S. Dewsnap
                               Fredric C. Kundahl

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information relating to the compensation earned by the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company whose total cash compensation for the fiscal year indicated exceeded $100,000.


                     ANNUAL COMPENSATION                                         LONG-TERM COMPENSATION AWARDS
------------------------------------------------------------------         ------------------------------------------
                                                                                        SECURITIES
                                              FISCAL                                    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR         SALARY         BONUS         OPTIONS         COMPENSATION
---------------------------                   ------        ------         -----        ----------       ------------

Frank M. Ward                                  2001        $702,821        $--                --          $     --
  President and Chief Executive                2000         823,938         --                --                --
  Officer                                      1999         875,000         --            200,000               --

Neil Davies(a)                                 2001         276,236         --                --           602,633(b)
  Former Chief Operating Officer               2000         229,000         --            161,000               --
  and Chief Financial Officer, SLI             1999              --         --                --                --
    Europe and Australasia

Paul Flynn(c)                                  2001         244,088         --            153,000               --
  President, SLI Miniature North               2000         216,075         --             46,000               --
  America and Europe (effective                1999              --         --                 --               --
  3/1/02)

Robert Mancini(c)                              2001         233,179         --            201,000               --
  Chief Financial Officer, Treasurer           2000              --         --                 --               --
                                               1999              --         --                 --               --

Per Langholz(c)(d)                             2001         221,460         --            200,000               --
  President, SLI Europe and                    2000              --         --                 --               --
  Australasia                                  1999              --         --                 --               --

M. Barrington Hare(e)                          2001         188,500         --            150,000               --
  President, SLI Miniature,                    2000         209,220         --            115,000               --
  Europe                                       1999         193,548         --                 --               --

---------

(a) Mr. Davies left the pension plan for a U.K. subsidiary on November 16, 2001, whereby, based on his salary level until normal retirement age
         (60), he will be entitled to receive approximately $10,650 per year. In addition, Mr. Davies will receive money purchase benefits, for which the Company paid $392,230 towards that arrangement. In 2001, the Company's contribution to the plan on behalf of Mr. Davies was $100,863.

(b) On December 23, 2001, Mr. Davies terminated his employment with the Company. As part of this termination he was paid a severance of $294,144 paid in 2001 and $308,489 paid in 2002.

(c) Mr. Flynn became an executive officer in 2000, and Messrs. Mancini and Langholz became executive officers in 2001.

(d) Mr. Langholz participates in a pension plan for a German subsidiary, whereby, based on his salary level until normal retirement age (65), he will be entitled to receive approximately $10,200 per year. In 2001, the Company's contribution to the plan on behalf of Mr. Langholz was $75,650.

(e) Mr. Hare participates in a pension plan for a U.K. subsidiary, whereby, based on his current salary level until normal retirement age
         (65), he is entitled to receive approximately $90,000 per year. In 2001, the Company's contribution to the plan on behalf of Mr. Hare was $16,000. Mr. Hare retired from the Company on March 1, 2002.

                             OPTION GRANTS IN 2001


                                                                                               POTENTIAL REALIZABLE VALUE
                          NUMBER OF       PERCENT OF                                           AT ASSUMED ANNUAL RATES OF
                          SECURITIES     TOTAL OPTIONS                                          STOCK PRICE APPRECIATION
                          UNDERLYING      GRANTED TO                                               FOR OPTION TERM(B)
                           OPTIONS       EMPLOYEES IN      EXERCISE        EXPIRATION          --------------------------
                          GRANTED(A)      FISCAL YEAR      PRICE/SH           DATE               5%                 10%
                          ----------     -------------     --------        ----------          -------           ---------

Paul Flynn,
  President, SLI
  Miniature,
  North America               53,000          3.4%          $1.96          10/09/2011          $ 65,340          $165,585
  and Europe                 100,000          6.4            2.00          10/18/2011           125,800           318,800

Robert Mancini
  Chief Financial
  Officer and                 86,000          5.5            1.96          10/09/2011           106,024           268,685
  Treasurer                  115,000          7.4            2.00          10/18/2011           144,670           366,620

Per Langholz
  President-SLI
  Europe and                  60,000          3.8            1.96          10/09/2001            73,970           187,454
  Australasia                140,000          9.0            2.00          10/18/2001           176,120           446,320

M. Barrington Hare,
Former President, SLI
  Miniature, Europe          150,000          9.6            1.96          10/09/2011           184,926           468,636

---------

(a) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. All options granted terminate ten years from the date of grant.

(b) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing 62.9% and 159.4%, respectively over the term of the option.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

         There were no options exercised by the named persons during the fiscal year ended December 30, 2001.


                               NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-THE-MONEY
                               UNEXERCISED OPTIONS AT 12/30/01           OPTIONS AT 12/30/01(A)
                               -------------------------------     ---------------------------------
NAME                           EXERCISABLE       UNEXERCISABLE     EXERCISABLE         UNEXERCISABLE
----                           -----------       -------------     -----------         -------------
Frank M. Ward                       --                --                 --                 --
Neil Davies                       76,000            115,000              --                 --
Paul Flynn                        54,000            152,000              --                 --
Robert Mancini                   161,333            125,167              --                 --
Per Langbolz                     137,666            122,334              --                 --
M. Barrington Hare               171,000            129,000              --                 --

---------

(a) Value is based on the closing price of the Common Stock as reported on the New York Stock Exchange as of the last business day prior to the end of fiscal 2001, $2.85, minus the exercise price. The exercise price of all outstanding options at year-end was less than the market value at December 30, 2001.

                              CERTAIN TRANSACTIONS

         Based solely on its review of the copies of forms received by it, or representations from certain reporting persons, the Company believes that the directors and officers of the Company filed timely Form 3 and 4 Reports with the Securities and Exchange Commission during the fiscal year ended December 30, 2001 except for Mr. Frank Ward who filed two late Form 4's reflecting three transactions.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On the recommendation of the Audit Committee, the Certified Public Accounting firm of Ernst & Young LLP, the Company's independent accountants for the fiscal year ended December 30, 2001, has been selected as the Company's independent accountants for the fiscal year ending December 29, 2002. The Company does not expect that a representative of that accounting firm will be present at the Meeting.

                         STOCK PRICE PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with the Standard & Poors 500 Index and a Market Cap-Weighted Comparables Composite Index (a). This graph assumes that $100 was invested as of the close of markets on November 29, 1996; in the Company's Common Stock and in the indices, and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                                    [GRAPH]


                11/29/96   12/01/97   12/01/98   01/03/00   01/02/01   12/30/01
                --------   --------   --------   --------   --------   --------

SLI               100.00     102.24      98.51      58.21      28.82      11.69
SLICOMPS          100.00     116.03     116.21     138.12     115.88     112.23
SP500             100.00     128.76     155.25     192.23     169.52     151.66


(a) Market Cap-Weighted Comparables Composite Index includes the stock of seven companies selected for comparison purposes.

         The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of April 26, 2002, information with respect to the beneficial ownership of the Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares of Common Stock beneficially owned.


                                                                         SHARES BENEFICIALLY OWNED
                                                                      -------------------------------
NAME(A)                                                               NUMBER                  PERCENT
-------                                                               ------                  -------
Frank M. Ward                                                         8,408,954(b)             25.2%
John A. Booker                                                            5,000(c)                *
Stephen N. Cummings                                                      19,211(d)                *
Donald S. Dewsnap                                                        47,000(e)                *
Paul A. Flynn                                                            65,150(f)                *
M. Barrington Hare                                                      196,000(g)                *
Frederick B. Howard                                                       5,100(h)                *
Fredric C. Kundahl                                                        7,000(i)                *
Per Langholz                                                            140,666(j)                *
Robert J. Mancini                                                       169,833(k)                *
All directors and executive officers (10 persons)                     9,063,914                27.1%

---------

*        Less than 1%

(a) The address of the Company's directors and officers is SLI, Inc., 500 Chapman Street, Canton, Massachusetts 02021.

(b) Does not include 1,422,601 shares held by the Frank M. Ward Charitable Remainder Trust, Pat Cox, Trustee, of which Mr. Ward is the income beneficiary.

(c) Includes 5,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

(d) Includes 19,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

(e) Includes 11,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

(f) Includes 65,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

(g) Includes 196,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

(h) Includes 5,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

(i) Includes 5,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

(j) Includes 137,666 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

(k) Includes 169,833 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

                                 OTHER MATTERS

         The management has no information that any other matters will be brought before the Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named in the Proxy to vote the shares to which the proxy relates on such matters in accordance with their best judgment, discretionary authority to do so being included in the Proxy.

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         In order to be included in the proxy materials for the 2003 Annual Meeting of Shareholders of the Company, shareholder proposals must be received by the Company not later than January 15, 2003.

                                    GENERAL

         THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY SHAREHOLDER FROM WHOM A PROXY IS SOLICITED PURSUANT TO THIS PROXY STATEMENT, UPON WRITTEN REQUEST FROM SUCH SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 30, 2001. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO INVESTOR RELATIONS AT SLI, INC., 500 CHAPMAN STREET, CANTON, MA 02021.

         The Company expects to hold its next shareholder meeting on or about June 4, 2003 and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.


                                    SLI, Inc.

                                    /s/ Stephen N. Cummings
                                    ------------------------------
                                    Stephen N. Cummings, Secretary


Date: May 17, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Frank M. Ward or Stephen N. Cummings as Proxy for the undersigned, to vote all shares of Common Stock of the undersigned in SLI, Inc. with all the powers that the undersigned would have if personally present, at the Annual Meeting of Shareholders to be held at Four Points Sheraton Hotel, 1125 Boston-Providence Turnpike, Norwood, Massachusetts on June 20, 2002, at 11:00 AM local time and at any postponement or adjournment thereof.

1. To elect six Directors to hold office until the next Annual Meeting of Shareholders.

___      FOR all nominees listed below      ____      WITHHOLD AUTHORITY to
         (except as marked to the                     vote for all nominees
         contrary below)                              listed below for all
                                                      nominees listed below

         Frank M. Ward             John A. Booker             Donald S. Dewsnap
         M. Barrington Hare        Frederick B. Howard        Fredric C. Kundahl

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

2. In their discretion, the holders of this Proxy are authorized to vote upon such other business as may properly come before the meeting.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the election of the nominees listed above.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:


---------------------------------


Signature, if held jointly:


---------------------------------


DATED:                     , 2002
      --------------------


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.